UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       August 22, 2005

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	1-6605	58-0401110
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange    Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On August 22, 2005, Equifax Inc. (the “Company”) and Richard F. Smith entered into an Employment Agreement regarding Mr. Smith’s service as Chairman-Elect and Chief Executive Officer of the Company effective September 19, 2005. A brief summary of the material terms and conditions of the Employment Agreement was filed with the Company’s Form 8-K on August 25, 2005, and is incorporated herein by reference.

We expect that the incremental impact of compensation and other expenses related to Mr. Smith’s Employment Agreement on the Company’s fully diluted earnings per share for the third and fourth quarters of 2005 will be approximately $0.03 and $0.01, respectively.

Caution Concerning Forward-Looking Statements

Statements in this report that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements.  Those factors include, but are not limited to, common shares issued and outstanding, potentially dilutive common stock equivalent shares outstanding, actual relocation and employment-related expenses, and other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2004, and in our other filings with the SEC.  Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/Kent E. Mast
Name:	Kent E. Mast
Title:	Corporate Vice President and
General Counsel

Date: October 4, 2005